EXHIBIT 99

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D dated April 13, 1998 with respect to the Common Stock of I-Link Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated:  April 13, 1998

                       WINTER HARBOR, L.L.C.

                       By: First Media, L.P., its Manager/ Member

                          By: First Media Corporation,
                              its sole General Partner

                             /s/ Ralph W. Hardy, Jr.
                             -----------------------------------
                             Signature

                             Ralph W. Hardy, Jr. / Secretary
                             -----------------------------------
                             Name/Title


                       FIRST MEDIA, L.P.

                             By: First Media Corporation,
                                 its sole General Partner

                             /s/ Ralph W. Hardy, Jr.
                             -----------------------------------
                             Signature

                             Ralph W. Hardy, Jr. / Secretary
                             -----------------------------------
                             Name/Title

                       FIRST MEDIA CORPORATION

                             /s/ Ralph W. Hardy, Jr.
                             -----------------------------------
                             Signature

                             Ralph W. Hardy, Jr. / Secretary
                             -----------------------------------
                             Name/Title

                             /s/ Richard E. Marriott
                             -------------------------------
                             Richard E. Marriott